Exhibit 99.1

Tidewater Reports Fourth Quarter and Year End Results For Fiscal 2016

NEW ORLEANS, LA. May 25, 2016 — Tidewater Inc. (NYSE:TDW) announced today a fourth quarter net loss for the period ended March 31, 2016, of $81.8 million, or $1.74 per common share, on revenues of $184.2 million. For fiscal year ended March 31, 2016, the company’s net loss was $160.2 million, or $3.41 per common share, on revenues of $979.1 million. For the prior fiscal year’s fourth quarter ended March 31, 2015, the company’s net loss was $9.1 million, or $0.19 per common share, on revenues of $324.8 million. For fiscal year ended March 31, 2015, the company’s net loss was $65.2 million, or $1.34 per common share, on revenues of $1,495.5 million. During fiscal years ended March 31, 2016 and 2015, the company generated net cash from operating activities of $253.4 million and $358.7 million, respectively, and used net cash in investing activities of $135.0 million and $231.4 million, respectively.

Included in the net loss for the quarter ended March 31, 2016 were the following:

•	$55.5 million ($40.7 million after-tax, or $0.87 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken during the March 2016 quarter.
•

$8.7 million ($8.7 million after-tax, or $0.18 per share) of foreign exchange losses which is included in Equity in net earnings (losses) of unconsolidated companies and related to our Angola joint venture, Sonatide.

Included in the net loss for the fiscal year ended March 31, 2016 were the following:

•	$117.3 million ($98.6 million after-tax, or $2.10 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken throughout fiscal 2016.
•

$24.1 million ($24.1 million after-tax, or $0.51 per share) of foreign exchange losses which is included in Equity in net earnings (losses) of unconsolidated companies and related to our Angola joint venture, Sonatide.

•	A $7.6 million ($6.3 million after-tax, or $0.13 per share) restructuring charge related to severance and other termination costs resulting from right-sizing efforts during the September 2015 quarter.

Income tax expense in each of the fiscal 2016 quarters largely reflect tax liabilities in certain jurisdictions that levy taxes on bases other than pre-tax profitability (so called “deemed profit” regimes.)

Included in the net loss for the prior fiscal year’s quarter ended March 31, 2015 were the following:

•

$6.4 million ($5.1 million after-tax, or $0.11 per share) in non-cash asset impairment charges that resulted from stacked vessel and other asset impairment reviews undertaken during the March 2015 quarter.

•	A $4.1 million ($3.3 million after-tax, or $0.07 per share) restructuring charge related to severance and other termination costs resulting from right-sizing efforts during the March 2015 quarter.
•	A $23.8 million ($23.8 million after-tax, or $0.51 per share) non-cash adjustment in the March 2015 quarter related to the valuation of deferred tax assets.

Included in the net loss for the prior fiscal year ended March 31, 2015 were the following:

•

A $283.7 million ($214.9 million after-tax, or $4.42 per share) non-cash goodwill impairment charge resulting from the company’s annual goodwill impairment assessment undertaken during the December 2014 quarter.

•	$14.5 million ($12.0 million after-tax, or $0.25 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken throughout fiscal 2015.
•	A $4.1 million ($3.3 million after-tax, or $0.07 per share) restructuring charge related to severance and other termination costs resulting from right-sizing efforts during the March 2015 quarter.
•	A $23.8 million ($23.8 million after-tax, or $0.49 per share) non-cash adjustment in the March 2015 quarter related to the valuation of deferred tax assets.

Status of Discussions with Lenders and Noteholders/Audit Opinion

At March 31, 2016, the company was in compliance with all financial covenants set forth in its debt facilities and note indentures; however, we are forecasting that, as early as the quarter ending June 30, 2016, the company may no longer be in compliance with the 3.0x minimum interest coverage ratio requirement contained in its Revolving Credit and Term Loan Agreement (“Bank Loan Agreement”), the Troms Offshore Debt and the 2013 Senior Note Agreement (the “2013 Note Agreement”). In the event of a covenant violation, which could occur as early as mid-August 2016 (when we are required to certify that the interest coverage ratio has been met for the first fiscal quarter ending June 30, 2016), the lenders and/or the noteholders could declare the company to be in default of the Bank Loan Agreement, the Troms Offshore Debt or the 2013 Note Agreement, as applicable, and accelerate the indebtedness thereunder, the effect of which would be to likewise cause the company’s other Senior Notes, which were issued in 2010 and 2011, to be in default.

Given that we expect that during fiscal 2017 we will not meet the 3.0x minimum interest coverage ratio requirement set forth in the Bank Loan Agreement, the Troms Offshore Debt and the 2013 Note Agreement, which could result in the acceleration of the debt under these agreements and the company’s other Senior Notes, we expect the report of the company's independent registered public accounting firm that accompanies our audited consolidated financial statements for the fiscal year ended March 31, 2016 (the “audit opinion”) will contain an explanatory paragraph regarding our ability to continue as a going concern. Such going concern explanatory paragraph is required only because our internal forecast indicates that, within fiscal 2017, we may no longer be in compliance with the minimum interest coverage ratio requirement.

In addition, the Bank Loan Agreement and the Troms Offshore Debt require that the company receive an unqualified audit opinion from an independent certified public accountant which shall not be subject to a going concern or similar modification. The failure to receive an audit opinion without any modification, in and of itself, is an event of default under these agreements which would allow the lenders to accelerate the indebtedness thereunder, the effect of which would be to likewise cause all of the company’s Senior Notes to be in default. Subsequent to March 31, 2016, the company obtained limited waivers from the necessary lenders which waive the audit opinion requirement (i.e., no modifications) until August 14, 2016.

As a result of the event of default caused by our failure to receive an audit opinion with no modifications from our independent certified public accountants (which has been waived only until August 14, 2016), all of the company’s indebtedness (with the stated maturities as summarized in the notes to our consolidated financial statements) has been reclassified as a current liability in the company’s consolidated balance sheet at March 31, 2016. The explanatory paragraph in the expected audit opinion discussed above also references the audit opinion-related event of default under various borrowing arrangements as an uncertainty that raises substantial doubt about the company’s ability to continue as a going concern.

The company is engaged in discussions with its principal lenders and noteholders to amend and/or waive the company’s 3.0x minimum interest coverage ratio covenant in advance of any such potential default occurring, with the goal of finalizing any amendments and/or waivers prior to the possible covenant breach.   Any such amendments and/or waivers would require successful negotiations with our bank group and noteholders, and may  require the company to make certain concessions under the existing agreements, such as providing collateral to secure the Bank Loan Agreement, the Troms Offshore Debt and the Senior Notes, repaying all or a portion of the indebtedness outstanding under the revolving portion of the Bank Loan Agreement, accepting a reduction in total borrowing capacity under the revolving credit facility, paying a higher rate of interest, paying down a portion of the Troms Offshore Debt and/or Senior Notes, or some combination of the above. In addition, such amendments and/or waivers will need to address the audit opinion requirement of the Bank Loan Agreement and the Troms Offshore Debt (which, again, has been waived only until August 14, 2016). Obtaining the covenant relief will require the company to reach an agreement that satisfies potentially divergent interests of our lenders and noteholders.

The company’s consolidated financial statements as of and for the year ended March 31, 2016 have been prepared assuming the company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities in the normal course of business for the twelve month period following the date of these consolidated financial statements.  However, for the above described reasons, indebtedness with the stated maturities as summarized in the notes to the consolidated financial statements is classified as a current liability at March 31, 2016.

As previously announced, Tidewater will hold a conference call to discuss March quarterly earnings on Thursday, May 26, 2016, at 10:00 a.m. Central time. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-771-4371 if calling from the U.S. or Canada (1-847-585-4405 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. Central time on May 26, 2016, and will continue until 11:59 p.m. Central time on May 28, 2016. To hear the replay, call 1-888-843-7419 (1-630-652-3042 if calling from outside the U.S.). The conference call ID number is 42611721.

A simultaneous webcast of the conference call will be available online at the Tidewater Inc. website, (http://www.tdw.com). The online replay will be available until June 23, 2016.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the “Risk Factors” section of Tidewater’s recent Forms 10-Q and 10-K.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

Note: all per-share amounts are stated on a diluted basis.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

Financial information is displayed on the next page.

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
Revenues:
Vessel revenues	$180,048	317,770	955,400	1,468,358
Other operating revenues	4,126	6,992	23,662	27,159
	184,174	324,762	979,062	1,495,517
Costs and expenses:
Vessel operating costs	98,146	193,940	561,133	834,368
Costs of other operating revenues	3,187	6,889	18,811	26,505
General and administrative	36,974	45,355	153,811	189,819
Vessel operating leases	8,337	8,075	33,662	28,322
Depreciation and amortization	45,251	45,054	182,309	175,204
Gain on asset dispositions, net	(6,692)	(10,704)	(26,037)	(23,796)
Asset impairments	55,540	6,429	117,311	14,525
Goodwill impairment	—	—	—	283,699
Restructuring charge	—	4,052	7,586	4,052
	240,743	299,090	1,048,586	1,532,698
Operating income (loss)	(56,569)	25,672	(69,524)	(37,181)
Other income (expenses):
Foreign exchange gain (loss)	(1,645)	225	(5,403)	8,678
Equity in net earnings (losses) of unconsolidated companies	(6,511)	1,075	(13,581)	10,179
Interest income and other, net	949	372	2,703	1,927
Interest and other debt costs, net	(14,011)	(12,102)	(53,752)	(50,029)
	(21,218)	(10,430)	(70,033)	(29,245)
Earnings (loss) before income taxes	(77,787)	15,242	(139,557)	(66,426)
Income tax expense (benefit)	3,823	24,134	20,819	(1,077)
Net loss	$(81,610)	(8,892)	(160,376)	(65,349)
Less: Net income (losses) attributable to noncontrolling interests	177	184	(193)	(159)
Net loss attributable to Tidewater Inc.	$(81,787)	(9,076)	(160,183)	(65,190)
Basic loss per common share	$(1.74)	(0.19)	(3.41)	(1.34)
Diluted loss per common share	$(1.74)	(0.19)	(3.41)	(1.34)
Weighted average common shares outstanding	46,983,430	46,814,976	46,981,102	48,658,840
Dilutive effect of stock options and restricted stock	—	—	—	—
Adjusted weighted average common shares	46,983,430	46,814,976	46,981,102	48,658,840

TIDEWATER INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2016 and 2015
(In thousands, except share and par value data)
ASSETS	2016	2015
Current assets:
Cash and cash equivalents	$678,438	78,568
Trade and other receivables, less allowance for doubtful accounts of $11,450 in 2016 and $37,634 in 2015	228,113	303,096
Due from affiliate	338,595	420,365
Marine operating supplies	33,413	49,005
Other current assets	44,755	17,781
Total current assets	1,323,314	868,815
Investments in, at equity, and advances to unconsolidated companies	37,502	65,844
Properties and equipment:
Vessels and related equipment	4,666,749	4,717,132
Other properties and equipment	92,065	119,879
	4,758,814	4,837,011
Less accumulated depreciation and amortization	1,207,523	1,090,704
Net properties and equipment	3,551,291	3,746,307
Other assets	78,440	75,196
Total assets	$4,990,547	4,756,162

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$49,130	54,011
Accrued expenses	91,611	146,255
Due to affiliate	187,971	185,657
Accrued property and liability losses	3,321	3,669
Current portion of long-term debt	2,052,270	10,181
Other current liabilities	74,825	82,461
Total current liabilities	2,459,128	482,234
Long-term debt	—	1,524,295
Deferred income taxes	34,841	23,276
Accrued property and liability losses	9,478	10,534
Other liabilities and deferred credits	181,546	235,108

Commitments and Contingencies

Equity:
Common stock of $0.10 par value, 125,000,000 shares authorized, issued 47,067,715 shares at March 31, 2016 and 47,029,359 shares at March 31, 2015	4,707	4,703
Additional paid-in capital	166,604	159,940
Retained earnings	2,135,075	2,330,223
Accumulated other comprehensive loss	(6,866)	(20,378)
Total stockholders’ equity	2,299,520	2,474,488
Noncontrolling interests	6,034	6,227
Total equity	2,305,554	2,480,715
Total liabilities and equity	$4,990,547	4,756,162

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Quarter Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
Net loss	$(81,610)	(8,892)	(160,376)	(65,349)
Other comprehensive income (loss):
Unrealized gains (losses) on available for sale securities, net of tax of ($239), $0, ($239) and $0, respectively	24	64	(443)	143
Amortization of loss on derivative contract, net of tax of $77, $0, $77 and $0, respectively	(395)	368	143	717
Change in supplemental executive retirement plan pension liability, net of tax of $1,264, $0, $1,264 and $0, respectively	2,347	(1,845)	2,347	(1,845)
Change in pension plan minimum liability, net of tax of $1,093, $0, $1,093 and $0, respectively	2,029	(5,739)	2,029	(5,739)
Change in other benefit plan minimum liability, net of tax of $5,081, ($840), $5,081 and ($769), respectively	9,366	(1,560)	9,436	(1,429)
Total comprehensive loss	$(68,239)	(17,604)	(146,864)	(73,502)

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended March 31, 2016, 2015 and 2014
(In thousands)	2016	2015	2014
Operating activities:
Net (loss) earnings	$(160,376)	(65,349)	140,255
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	182,309	175,204	167,480
Benefit for deferred income taxes	(6,796)	(72,389)	(34,709)
Gain on asset dispositions, net	(26,037)	(23,796)	(21,063)
Asset impairments	117,311	14,525	9,341
Goodwill impairment	—	283,699	56,283
Equity in earnings (losses) of unconsolidated companies, net of dividends	28,704	(1,916)	(15,801)
Compensation expense – stock based	13,219	21,374	19,642
Excess tax (benefit) liability on stock options exercised	1,605	1,784	(299)
Changes in assets and liabilities, net:
Trade and other receivables	71,540	(43,537)	13,485
Changes in due to/from affiliate, net	84,084	108,588	(260,675)
Marine operating supplies	13,672	6,148	5,715
Other current assets	5,976	2,794	(7,600)
Accounts payable	(4,881)	(22,989)	(1,395)
Accrued expenses	(53,143)	(11,435)	34,458
Accrued property and liability losses	(348)	38	(429)
Other current liabilities	(15,578)	118	10,373
Other liabilities and deferred credits	231	4,875	(11,842)
Other, net	1,868	(19,023)	1,398
Net cash provided by operating activities	253,360	358,713	104,617
Cash flows from investing activities:
Proceeds from sales of assets	10,690	8,310	51,330
Proceeds from sale/leaseback of assets	—	123,950	270,575
Additions to properties and equipment	(194,485)	(364,194)	(594,695)
Refunds from cancelled vessel construction contracts	46,119	—	—
Payments for acquisition, net of cash acquired	—	—	(127,737)
Other	2,680	516	(3,158)
Net cash used in investing activities	(134,996)	(231,418)	(403,685)
Cash flows from financing activities:
Debt issuance costs	(996)	(556)	(5,347)
Principal payment on long-term debt	(136,843)	(97,823)	(1,103,054)
Debt borrowings	656,338	138,488	1,465,362
Proceeds from exercise of stock options	—	1,023	6,863
Cash dividends	(35,388)	(48,834)	(49,816)
Excess tax benefit (liability) on stock options exercised	(1,605)	(1,784)	299
Cash contributions from noncontrolling interests, net	—	399	4,551
Repurchases of common stock	—	(99,999)	—
Net cash (used in) provided by financing activities	481,506	(109,086)	318,858
Net change in cash and cash equivalents	599,870	18,209	19,790
Cash and cash equivalents at beginning of year	78,568	60,359	40,569
Cash and cash equivalents at end of year	$678,438	78,568	60,359
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest, net of amounts capitalized	$50,729	49,390	34,190
Income taxes	$51,585	74,310	59,266
Supplemental disclosure of noncash investing activities:
Additions to properties and equipment	$—	2,068	5,751

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF EQUITY

Years Ended March 31, 2016, 2015 and 2014 (In thousands)	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss	Non controlling interest	Total
Balance at March 31, 2013	$4,949	119,975	2,453,973	(17,141)	—	2,561,756
Total comprehensive income	—	—	140,255	4,916	—	145,171
Stock option activity	20	9,445	—	—	—	9,465
Cash dividends declared ($1.00 per share)	—	—	(49,973)	—	—	(49,973)
Amortization of restricted stock units	10	9,923	—	—	—	9,933
Amortization/cancellation of restricted stock	(6)	3,038	—	—	—	3,032
Noncontrolling interests	—	—	—	—	5,987	5,987
Balance at March 31, 2014	$4,973	142,381	2,544,255	(12,225)	5,987	2,685,371
Total comprehensive loss	—	—	(65,190)	(8,153)	(159)	(73,502)
Stock option activity	3	(691)	—	—	—	(688)
Cash dividends declared ($1.00 per share)	—	—	(49,127)	—	—	(49,127)
Retirement of common stock	(284)	—	(99,715)	—	—	(99,999)
Amortization of restricted stock units	17	15,270	—	—	—	15,287
Amortization/cancellation of restricted stock	(6)	2,980	—	—	—	2,974
Cash received from noncontrolling interests, net	—	—	—	—	399	399
Balance at March 31, 2015	$4,703	159,940	2,330,223	(20,378)	6,227	2,480,715
Total comprehensive loss	—	—	(160,183)	13,512	(193)	(146,864)
Stock option activity	—	(278)	—	—	—	(278)
Cash dividends declared ($.75 per share)	—	—	(34,965)	—	—	(34,965)
Amortization of restricted stock units	11	6,463	—	—	—	6,474
Amortization/cancellation of restricted stock	(7)	479	—	—	—	472
Balance at March 31, 2016	$4,707	166,604	2,135,075	(6,866)	6,034	2,305,554

The company’s vessel revenues and vessel operating costs and the related percentage of total vessel revenues for the quarters and the years ended March 31, 2016 and 2015 and for the quarter ended December 31, 2015, were as follows:

	Quarter Ended March 31,				Year Ended March 31,				Quarter Ended December 31,
(In thousands)	2016	%	2015	%	2016	%	2015	%	2015	%
Vessel revenues:
Americas	$63,650	35%	117,149	37%	342,995	36%	505,699	35%	75,963	36%
Asia/Pacific	9,791	6%	29,536	9%	89,045	9%	150,820	10%	19,144	9%
Middle East/North Africa	35,685	20%	45,486	14%	168,471	18%	205,787	14%	40,184	19%
Sub-Saharan Africa/ Europe	70,922	39%	125,599	40%	354,889	37%	606,052	41%	77,617	36%
Total vessel revenues	$180,048	100%	317,770	100%	955,400	100%	1,468,358	100%	212,908	100%
Vessel operating costs:
Crew costs	$55,549	31%	98,045	31%	303,219	32%	428,131	29%	71,270	33%
Repair and maintenance	14,280	8%	40,307	13%	94,873	10%	173,788	12%	14,811	7%
Insurance and loss reserves	(1,230)	(1%)	7,213	2%	8,585	1%	17,683	1%	1,689	1%
Fuel, lube and supplies	10,366	6%	18,372	6%	61,992	6%	88,272	6%	16,369	8%
Other	19,181	11%	30,003	9%	92,464	10%	126,494	9%	20,955	10%
Total vessel operating costs	98,146	55%	193,940	61%	561,133	59%	834,368	57%	125,094	59%
Vessel operating margin (A)	$81,902	45%	123,830	39%	394,267	41%	633,990	43%	87,814	41%

Note (A): The following table reconciles vessel operating margin as presented above to operating profit for the quarters and the years ended March 31, 2016 and 2015 and for the quarter ended December 31, 2015:

	Quarter Ended March 31,		Year Ended March 31,		Quarter Ended December 31,
(In thousands)	2016	2015	2016	2015	2015
Vessel operating margin	$81,902	123,830	394,267	633,990	87,814
General and administrative expenses - vessel operations	(27,045)	(34,190)	(116,039)	(144,495)	(27,686)
Vessel operating leases	(8,337)	(8,075)	(33,662)	(28,322)	(8,441)
Depreciation and amortization - vessel operations	(42,427)	(42,179)	(170,428)	(167,217)	(42,424)
Vessel operating profit	$4,093	39,386	74,138	293,956	9,263

The company’s other operating loss for the quarters and the years ended March 31, 2016 and 2015 and for the quarter ended December 31, 2015, consists of the following:

	Quarter Ended March 31,		Year Ended March 31,		Quarter Ended December 31,
(In thousands)	2016	2015	2016	2015	2015
Other operating revenues	$4,126	6,992	23,662	27,159	5,283
Costs of other marine revenues	(3,187)	(6,889)	(18,811)	(26,505)	(3,778)
General and administrative expenses - other operating activities	(947)	(1,226)	(3,694)	(4,703)	(762)
Depreciation and amortization - other operating activities	(1,436)	(1,351)	(5,721)	(3,973)	(1,369)
Other operating loss	$(1,444)	(2,474)	(4,564)	(8,022)	(626)

The company’s operating earnings (loss) and other components of earnings (loss) before income taxes, and its related percentage of total revenues for the quarters and years ended March 31, 2016 and 2015 and for the quarter ended December 31, 2015, were as follows:

	Quarter Ended March 31,				Year Ended March 31,				Quarter Ended December 31,
(In thousands)	2016	%	2015	%	2016	%	2015	%	2015	%
Vessel operating profit (loss):
Americas (B)	$11,026	6%	22,218	7%	52,966	5%	122,988	8%	9,289	4%
Asia/Pacific (B)	(5,809)	(3%)	2,477	1%	(1,687)	(<1%)	11,541	1%	(3,796)	(2%)
Middle East/North Africa	5,825	3%	5,690	1%	27,349	3%	37,258	3%	5,849	3%
Sub-Saharan Africa/Europe	(6,949)	(4%)	9,001	3%	(4,490)	(<1%)	122,169	8%	(2,079)	(1%)
	4,093	2%	39,386	12%	74,138	8%	293,956	20%	9,263	4%
Other operating loss	(1,444)	(1%)	(2,474)	(1%)	(4,564)	(<1%)	(8,022)	(1%)	(626)	(<1%)
	2,649	1%	36,912	11%	69,574	8%	285,934	19%	8,637	4%

Corporate general and administrative expenses	(8,982)	(5%)	(9,939)	(3%)	(34,078)	(3%)	(40,621)	(3%)	(7,150)	(3%)
Corporate depreciation	(1,388)	(1%)	(1,524)	(<1%)	(6,160)	(1%)	(4,014)	(<1%)	(1,629)	(1%)
Corporate expenses	(10,370)	(6%)	(11,463)	(3%)	(40,238)	(4%)	(44,635)	(3%)	(8,779)	(4%)

Gain on asset dispositions, net	6,692	4%	10,704	3%	26,037	3%	23,796	1%	5,883	2%
Asset impairments	(55,540)	(30%)	(6,429)	(2%)	(117,311)	(12%)	(14,525)	(1%)	(15,141)	(6%)
Goodwill impairment	—	—	—	—	—	—	(283,699)	(19%)	—	—
Restructuring charge	—	—	(4,052)	(1%)	(7,586)	(1%)	(4,052)	(<1%)	—	—
Operating income (loss)	$(56,569)	(31%)	25,672	8%	(69,524)	(7%)	(37,181)	(3%)	(9,400)	(4%)
Foreign exchange gain (loss)	(1,645)	(1%)	225	<1%	(5,403)	(1%)	8,678	1%	(469)	(<1%)
Equity in net earnings (losses) of unconsolidated companies	(6,511)	(4%)	1,075	<1%	(13,581)	(1%)	10,179	1%	(1,710)	(1%)
Interest income and other, net	949	1%	372	<1%	2,703	<1%	1,927	<1%	609	<1%
Interest and other debt costs, net	(14,011)	(7%)	(12,102)	(4%)	(53,752)	(5%)	(50,029)	(3%)	(13,312)	(6%)
Earnings (loss) before income taxes	$(77,787)	(42%)	15,242	5%	(139,557)	(14%)	(66,426)	(4%)	(24,282)	(11%)

Note (B): Americas fiscal 2016 figure excludes restructuring charges of $3.6 million. Asia/Pacific fiscal 2016 and 2015 amounts exclude restructuring charges of $4.0 million and $3.7 million, respectively.

The company’s revenues, day-based vessel utilization percentages and average day rates by vessel class and in total for the quarters and the years ended March 31, 2016 and 2015 and for the quarter ended December 31, 2015, were as follows:

	Quarter Ended March 31,		Year Ended March 31,		Quarter Ended December 31,
	2016	2015	2016	2015	2015
REVENUE BY VESSEL CLASS (In thousands):
Americas fleet:
Deepwater	$43,802	85,249	235,522	353,232	49,792
Towing-supply	16,878	27,518	92,768	125,029	22,254
Other	2,970	4,382	14,705	27,438	3,917
Total	$63,650	117,149	342,995	505,699	75,963
Asia/Pacific fleet:
Deepwater	$4,318	22,046	60,853	94,538	13,267
Towing-supply	5,473	7,419	28,192	53,281	5,877
Other	—	71	—	3,001	—
Total	$9,791	29,536	89,045	150,820	19,144
Middle East/North Africa fleet:
Deepwater	$15,718	20,943	74,563	85,279	17,690
Towing-supply	19,276	23,797	91,174	117,232	21,795
Other	691	746	2,734	3,276	699
Total	$35,685	45,486	168,471	205,787	40,184
Sub-Saharan Africa/Europe fleet:
Deepwater	$30,338	64,302	154,620	326,315	30,361
Towing-supply	31,914	45,739	150,404	208,324	35,186
Other	8,670	15,558	49,865	71,413	12,070
Total	$70,922	125,599	354,889	606,052	77,617
Worldwide fleet:
Deepwater	$94,176	192,540	525,558	859,364	111,110
Towing-supply	73,541	104,473	362,538	503,866	85,112
Other	12,331	20,757	67,304	105,128	16,686
Total	$180,048	317,770	955,400	1,468,358	212,908
UTILIZATION:
Americas fleet:
Deepwater	45.6%	88.3	61.1	89.0	53.6
Towing-supply	43.6	65.7	53.4	68.2	48.9
Other	59.5	50.2	52.6	63.3	60.4
Total	46.5%	73.2	57.1	76.5	52.7
Asia/Pacific fleet:
Deepwater	17.4%	66.6	40.5	71.4	40.6
Towing-supply	56.3	63.2	67.6	81.1	62.6
Other	—	7.5	—	77.2	—
Total	38.0%	62.5	53.6	77.2	51.0
Middle East/North Africa fleet:
Deepwater	61.7%	81.8	67.7	81.1	65.4
Towing-supply	57.8	68.7	69.0	78.3	66.9
Other	100.0	100.0	97.9	98.0	100.0
Total	60.8%	73.7	69.8	79.9	67.8
Sub-Saharan Africa/Europe fleet:
Deepwater	55.8%	76.5	58.0	83.7	50.6
Towing-supply	56.8	71.5	61.4	76.0	58.5
Other	66.8	67.2	70.5	72.5	71.5
Total	59.7%	71.3	63.4	76.9	60.4
Worldwide fleet:
Deepwater	47.9%	80.7	58.4	84.1	52.5
Towing-supply	53.7	68.3	62.3	75.2	58.9
Other	65.5	63.4	66.7	71.4	69.1
Total	53.6%	71.4	61.7	77.3	58.4

	Quarter Ended March 31,		Year Ended March 31,		Quarter Ended December 31,
	2016	2015	2016	2015	2015
AVERAGE VESSEL DAY RATES:
Americas fleet:
Deepwater	$25,795	28,972	26,755	30,986	25,584
Towing-supply	14,701	15,482	16,372	16,590	17,071
Other	6,056	6,777	7,344	8,378	7,050
Total	$19,077	21,830	20,824	22,768	19,962
Asia/Pacific fleet:
Deepwater	$21,112	33,443	32,467	37,723	27,345
Towing-supply	6,434	9,362	7,336	12,870	6,379
Other	—	10,609	—	10,652	—
Total	$9,278	20,252	15,575	21,771	13,611
Middle East/North Africa fleet:
Deepwater	$18,666	22,558	20,833	23,816	20,995
Towing-supply	11,826	12,526	11,646	13,242	11,430
Other	3,800	4,145	3,784	4,581	3,800
Total	$13,446	15,121	13,889	15,650	13,699
Sub-Saharan Africa/Europe fleet:
Deepwater	$17,072	27,239	20,431	29,428	18,355
Towing-supply	14,709	16,600	15,878	16,817	15,565
Other	3,960	5,605	4,962	5,771	4,764
Total	$11,557	15,916	13,100	16,905	12,037
Worldwide fleet:
Deepwater	$20,827	27,942	24,081	30,074	22,546
Towing-supply	12,683	14,460	13,522	15,307	13,315
Other	4,309	5,752	5,269	6,316	5,098
Total	$13,658	17,928	15,558	18,792	14,589

The company’s actual vessel count at March 31, 2016 and the average number of vessels by class and geographic distribution for the quarters and the years ended March 31, 2016 and 2015 and for the quarter ended December 31, 2015:

	Actual Vessel Count at March 31,	Quarter Ended March 31,		Year Ended March 31,		Quarter Ended December 31,
	2016	2016	2015	2016	2015	2015
Americas fleet:
Deepwater	41	41	37	39	35	40
Towing-supply	27	29	30	30	30	29
Other	9	9	14	10	14	10
Total	77	79	81	79	79	79
Less stacked vessels	28	29	10	18	9	18
Active vessels	49	50	71	61	70	61
Asia/Pacific fleet:
Deepwater	13	13	11	13	10	13
Towing-supply	17	16	14	15	14	16
Other	1	1	1	1	1	1
Total	31	30	26	29	25	30
Less stacked vessels	16	13	—	9	—	12
Active vessels	15	17	26	20	25	18
Middle East/North Africa fleet:
Deepwater	15	15	13	14	12	14
Towing-supply	31	31	31	31	31	31
Other	2	2	2	2	2	2
Total	48	48	46	47	45	47
Less stacked vessels	9	8	1	5	1	5
Active vessels	39	40	45	42	44	42
Sub-Saharan Africa/Europe fleet:
Deepwater	35	35	34	36	36	36
Towing-supply	42	42	43	42	45	42
Other	36	36	46	39	47	38
Total	113	113	123	117	128	116
Less stacked vessels	24	23	8	18	6	22
Active vessels	89	90	115	99	122	94
Active owned or chartered vessels	192	197	257	222	261	215
Stacked vessels	77	73	19	50	16	57
Total owned or chartered vessels	269	270	276	272	277	272
Joint-venture and other	9	9	10	9	11	9
Total	278	279	286	281	288	281

Note (C): Included in total owned or chartered vessels at March 31, 2016 and 2015 and at December 31, 2015, were 77, 21 and 70 vessels, respectively, that were stacked by the company. These vessels were considered to be in service and are included in the calculation of the company’s utilization statistics.

The table below summarizes the various commitments to acquire and construct new vessels, by vessel type, as of March 31, 2016:

(In thousands)	Number of Vessels	Shipyard Location	Delivery Dates	Total Cost	Amount Invested 03/31/16	Remaining Balance 03/31/16
Deepwater
261-foot PSV	2	International	6/2016, 7/2016
292-foot PSV	1	International	9/2016
300-foot PSV	2	United States	1/2017, 5/2017
310-foot PSV	1	United States	4/2016
Total Deepwater PSVs	6			$251,420	183,904	67,516
Total commitments	6			$251,420	183,904	67,516

Note (D): Six additional option vessels and a fast supply boat are not included in the table above. The company is entitled to receive a refund of prior shipyard payments totaling approximately $31 million which would offset the remaining balance of vessel commitments.

The table below summarizes by vessel class and vessel type the number of vessels expected to be delivered by quarter along with the expected cash outlay (in thousands) of the various vessel commitments as discussed above:

	Quarter Period Ended
Vessel class and type	06/16	09/16	12/16	03/17	06/17
Deepwater PSVs	2	2	—	1	1
Totals	2	2	—	1	1
(In thousands)
Expected quarterly cash outlay	$10,449	43,553	2,311	6,313	4,890